EXHIBIT 10.27

                           AVERY DENNISON CORPORATION
                       EXECUTIVE LONG-TERM INCENTIVE PLAN


1.   PURPOSE

The purpose of the Executive Long-Term Incentive Plan (the "Plan") is to focus key executives of Avery Dennison Corporation (the "Company") on factors that influence the Company's long-term growth and success. The Plan provides a means whereby Participants are given an opportunity to share financially in the future value they help to create for the Company and its stockholders.

2.   PARTICIPATION

Participation in the Plan is limited to key executives of the Company who, in the opinion of the Compensation and Executive Personnel Committee ("Committee") of the Board of Directors, have the responsibility to influence the Company's long-range performance materially, and who have been recommended for participation by the Chief Executive Officer of the Company and designated as Participants by the Committee.

3.   DEFINITIONS

"Achievement Factor" means the percentage to be used in determining a Participant's deferred cash incentive Award for achieving a specified percentage of the pre-established Performance Objectives.

"Average Capital" means the numerical average for a given year of ending Capital for the five most recently completed fiscal quarters, including the last quarter of that year.

"Average Shareholders' Equity" means the numerical average for a given year of ending Shareholders' Equity for the five most recently completed fiscal quarters, including the last quarter of that year.

"Award" refers to a deferred cash incentive earned by a Participant based on the achievement of Company and, in some cases, Business Unit financial objectives.

"Base Salary" means the annual base salary rate in effect for a Participant as of the end of a Performance Cycle.

"Business Unit" or "Unit" refers to a group, division or subsidiary of the Company.

"Business Unit Cumulative Economic Value Added" or "Business Unit CEVA" means the Cumulative Economic Value Added of a Business Unit as reported in the Company's internally prepared Summary of Operations, or other similar report.

"Business Unit Net Income" means net income of a Business Unit as reported in the Company's internally prepared Summary of Operations.

"Business Unit ROTC" means the return on total capital of a Business Unit as reported in the Company's internally prepared Summary of Operations, or other similar report.


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"Capital" refers to the sum of Shareholders' Equity and Long-Term Debt.

"Cash Flow from Operations" means net cash provided by operating activities as disclosed in the Company's annual reports to shareholders and quarterly reports on Form 10-Q.

"Cause" means (i) continued failure by a Participant to perform his or her duties (except as a direct result of the Participant's incapacity due to physical or mental illness) after receiving notification by the Chief Executive Officer or an individual designated by the Chief Executive Officer (or the Board of Directors in the case of the Chief Executive Officer) identifying the manner in which the Participant has failed to perform his or her duties, (ii) engaging in conduct, which, in the opinion of a majority of the Board of Directors, is materially injurious to the Company, or (iii) conviction of the Participant of any felony involving moral turpitude.

"Change of Control" means: (A) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of
Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (C) of this definition; or (B) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (C) consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or

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more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and
(iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or (D) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

"Code" means the Internal Revenue Code of 1986, as amended.

"Company Cumulative Economic Value Added" or "Company CEVA" means the Cumulative Economic Value Added of the Company as reported in the Company's internally prepared Summary of Operations, or other similar report.

"Company ROTC" means the return on total capital of the Company as reported in the Company's internally prepared Summary of Operations, or other similar report.

"Committee" refers to the Compensation and Executive Personnel Committee of the Board of Directors of the Company.

"Cumulative Economic Value Added" or "CEVA" means the Economic Value Added over a defined period of time (for example, over the Performance Cycle).

"Disability" refers to a physical or mental condition that prevents a Participant from performing his or her normal duties of employment. If a Participant makes application for disability benefits under the Company's long-term disability program and qualifies for such benefits, the Participant shall be deemed to qualify as totally and permanently disabled under the Plan.

"Discretionary Pool" or "Pool" refers to the sum of cash payments made available by the Compensation Committee to Participants who have achieved exceptional performance and to other Company employees who have made significant contributions to the achievement of Performance Objectives.

"Earnings Per Share" or "EPS" means diluted earnings per share, including extraordinary gains and losses, divested operations and changes in accounting principles as disclosed in the Company's annual reports to shareholders.

"Economic Value Added" means net operating profit after taxes minus a capital charge based upon the Company's weighted average cost of capital.

"Effective Date" means January 1, 1998, which is the first day of the initial Performance Cycle.

"GAAP" means generally accepted accounting principles.

"Long-Term Debt" means long-term debt as disclosed in the Company's annual reports to shareholders and Peer Group companies' annual reports to shareholders and quarterly reports on Form 10-Q, if applicable.

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"Net Income" refers to after-tax net income, including extraordinary items, discontinued operations and changes in accounting principles, as disclosed in the Company's annual reports to shareholders and Peer Group companies' annual reports to shareholders and quarterly reports on Form 10-Q, if applicable.

"Net Sales" means net sales as disclosed in the Company's annual reports to shareholders and quarterly reports on Form 10-Q.

"Participant" means an executive of the Company designated by the Committee to participate in the Plan.

"Peer Group" refers to a specified group of companies approved by the Committee against which the financial performance of the Company will be compared for purposes of the Plan.

"Performance Cycle" or "Cycle" refers to the three-year period over which performance is measured for purposes of determining cash Awards under the Plan. The initial Performance Cycle will cover the Company's 1998 through 2000 fiscal years.

"Performance Objective" means one of the following pre-established performance objectives for the Company or its Business Units for a Performance Cycle: ROTC, EPS, ROS, ROE, Net Income, Net Sales, Cash Flow from Operations, Total Shareholder Return, and Economic Value Added.

"Retirement" means a termination of service in accordance with the retirement provisions of the Company sponsored tax qualified defined benefit retirement plan in which a Participant is participating immediately prior to the date of such termination of service.

"ROE" means the percentage determined by dividing "Net Income" by "Average Shareholders' Equity."

"ROS" means the percentage determined by dividing Net Income by Net Sales.

"ROTC" means the return on total capital of the Company as reported in the Company's annual report or other report.

"Service" means continuous and substantially full-time employment with the Company.

"Shareholders' Equity" means total shareholders' equity, as disclosed in the Company's annual reports to shareholders and Peer Group companies' annual reports to shareholders and quarterly reports on Form 10-Q, if applicable.

"Success Factor Award" refers to the additional deferred cash incentive Award earned for achieving greater than the Target Performance Objectives established for a Performance Cycle.

"Success Factor Performance Objective" means one of the pre-established Company Performance Objectives used to determine the Success Factor Award.

"Target Award" refers to the deferred cash incentive Award earned for achieving the Target Performance Objectives established for a Performance Cycle.

"Target Performance Objective" means one of the pre-established Performance Objectives used to determine the Target Award.

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"Tax Rate" refers to taxes on income divided by income before taxes on income, each as disclosed in the Company's annual reports to shareholders and Peer Group companies' annual reports to shareholders and quarterly reports on Form 10-Q, if applicable, subject to adjustments to exclude the effect of unusual, non-recurring items, as described in the Company's annual reports to shareholders and Peer Group companies' annual reports to shareholders and quarterly reports on Form 10-Q, if applicable.

"Termination of Service" means a termination of Service from the Company for any reason, whether voluntary or involuntary, including death, Retirement and Disability.

"Total Shareholder Return" means the cumulative shareholder return on the Company's common stock, including the reinvestment of dividends, as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Company's closing stock price at the end and the beginning of the measurement period, by (ii) the closing stock price at the beginning of the measurement period.

"Transfer" means the appointment of a Participant to a new position within the Company which may either be within the same position classification under the Plan or in a different position classification under the Plan.

"Weighting Factor" means the percentage of a Participant's Target Award or Success Factor Award which will be calculated based on the achievement of a particular Performance Objective.

4.   GENERAL PLAN DESCRIPTION

A.   Overview

Commencing as of the Effective Date, the Plan provides for each Participant the opportunity to earn a deferred cash incentive Award based on the financial performance of the Company and, in some cases, its Business Units. Within 90 days of the commencement of each cycle, the Committee will establish (and the Committee has established for the 1998-2000 cycle) one or more Performance Objectives.

B.   Deferred Cash Incentive Awards

Each Participant will be provided with the opportunity to earn a deferred cash incentive Award after the end of a three-year Performance Cycle equal to the Target Award plus the Success Factor Award. The maximum cash payment to a participant for a Performance Cycle is $2.2 million.

     (1)  Performance Cycle

The initial Performance Cycle will cover the period beginning with the Company's 1998 fiscal year and ending with the Company's 2000 fiscal year. Subsequent three-year Performance Cycles will begin every two years, starting with the Company's 2000 fiscal year.

     (2)  Range of Target and Success Factor Award Opportunities

The deferred cash incentive Target Award opportunity for each Participant during each Performance Cycle ranges from 30% to 80% of Base Salary depending upon position classification as illustrated in Table 1 below. The deferred cash incentive Success Factor Award opportunity for each Participant during each Performance

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Cycle also ranges from 30% to 80%. Classification of Participants into the categories listed in Table 1 will be recommended by the Chief Executive Officer of the Company and approved by the Committee.

                                     Table 1
                       Deferred Cash Incentive Award Range
                           By Position Classification

                                                          Total Award           Target Award       Success Factor
                                                            Range as %            as % of         Award as % of
Category                 Position Classification         of Base Salary         Base Salary        Base Salary
--------                 -----------------------         --------------         -----------        -----------
   1                    Senior Executive Officers           0% - 160%              80%                 80%
   1                    Corporate & Staff Officers          0% - 120%            30% - 60%          30% - 60%
   2                    Division VP/GM's and Officers       0% - 90%             30% - 45%          30% - 45%
   2                    Group and Sub-Group VP's            0% - 120%            45% - 60%          45% - 60%

The actual Total Award earned within the above range will depend upon the level of achievement versus specific Performance Objectives established under the Plan for each Performance Cycle.

     (3)  Performance Measurement and Calculation of Target Awards

          (a)  Calculation Formula

          Target Awards will be determined based upon the Company's, or in some cases, Business Unit's achievement versus pre-established Target Performance Objectives. The total Target Award will equal the sum of Awards for each Target Performance Objective. The Target Award for each Target Performance Objective will equal the product of the Base Salary times the Target Award as a percent of Base Salary times the Weighting Factor (set forth in (b) and (c) below) times the Achievement Factor (set forth in (d) below) for that Target Performance Objective.

          The foregoing formula can be expressed as the following mathematical equation:

          Total Target Award = [Target Award (Base Salary x Target Award as % of Base Salary) x Weighting Factor x Achievement Factor for first Target Performance Objective] + [Target Award (Base Salary x Target Award as % of Base Salary) x Weighting Factor x Achievement Factor for second Target Performance Objective] + [Target Award (Base Salary x Target Award as % of Base Salary) x Weighting Factor x Achievement Factor for third Target Performance Objective, if any] + [Target Award (Base Salary x Target Award as % of Base Salary) x Weighting Factor x Achievement Factor for fourth Target Performance Objective, if any].

          (b)  Weighting Factors - Category 1

          For Participants classified in Category 1, Target Awards will be determined based upon the Company's achievement versus pre-established Company Target Performance Objectives.

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          For the initial Performance Cycle, the Company Target Performance
          Objectives will be weighted as follows in determining the Target
          Award:

                 Target Performance Objective       Weighting Factor
                 ----------------------------       ----------------
                         Company ROTC                    33.3%
                          Company EPS                    33.3%
                         Company CEVA                    33.3%

          In subsequent Performance Cycles, the Committee will select one or more Performance Objectives and weightings to determine such Target Awards.

          (c)  Weighting Factors - Category 2

          For Participants classified in Category 2, deferred cash incentive Target Awards will be determined based upon the performance of the Participant's Business Unit against pre-established Business Unit Target Performance Objectives.

          For the initial Performance Cycle, the Business Unit Target Performance Objectives will have the following Weighting Factors:

              Target Performance Objective         Weighting Factor
              ----------------------------         ----------------
                   Business Unit ROTC                   33.3%
                Business Unit Net Income                33.3%
                   Business Unit CEVA                   33.3%

          In subsequent Performance Cycles, the Committee will select one or more Performance Objectives and weightings to determine such Target Awards.

          (d)  Achievement Factor

          The Achievement Factor for each Target Performance Objective will be between a threshold Achievement Factor of 70% (for achieving 80% of the Target Performance Objective) and a maximum Achievement Factor of 100% (for achieving the Target Performance Objective) as illustrated in the table below. The Achievement Factors for performance between the threshold and 100% Achievement Factors will be linearly interpolated.

               % Achievement of Target           Achievement
                Performance Objective              Factor
                ---------------------              ------
                    Less than 80%                     0
                         80%                         70%
                         85%                        77.5%
                         90%                        85.0%
                         95%                        92.5%
                        100%                        100%


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          (e) Measurement Process

          For the initial Performance Cycle, the measurement of Company and Business Unit Target Performance Objectives will be based upon performance during the final year of the Cycle, except for CEVA which will be measured at the end of each year of the Cycle and totaled at the end of the Cycle. For subsequent Performance Cycles, performance measurement may be based upon different criteria (e.g., average performance during the Cycle) at the discretion of the Committee.

     (4)  Performance Measurement and Calculation of Success Factor Awards

          (a)  Calculation Formula

          Participants in Category 2 are eligible for a Success Factor Award only if the percentage of achievement of each of their Business Unit Target Performance Objectives equals or exceeds 80% and only if the average of the percentages of achievement of their Business Unit Target Performance Objectives equals or exceeds 100%.

          Success Factor Awards will be determined based on the Company's achievement versus pre-established Success Factor Performance Objectives which exceed the Target Performance Objectives. The total Success Factor Award will equal the sum of the Success Factor Awards for each Success Factor Performance Objective. The Success Factor Award for each Success Factor Performance Objective will equal the product of the Base Salary times the Success Factor Award as a percent of Base Salary times the Weighting Factor (set forth in (b) below) times the Achievement Factor (set forth in (c) below) for that Success Factor Performance Objective.

          The foregoing formula can be expressed as the following mathematical equation:

          Total Success Factor Award = [Success Factor Award (Base Salary x Success Factor Award as % of Base Salary) x Weighting Factor x Achievement Factor for first Success Factor Performance Objective] + [Success Factor Award (Base Salary x Success Factor Award as % of Base Salary) x Weighting Factor x Achievement Factor for second Success Factor Performance Objective] + [Success Factor Award (Base Salary x Success Factor Award as % of Base Salary) x Weighting Factor x Achievement Factor for third Success Factor Performance Objective, if any] + [Success Factor Award (Base Salary x Success Factor Award as % of Base Salary) x Weighting Factor x Achievement Factor for fourth Success Factor Performance Objective, if any].

          (b) Weighting Factors

          For Participants in both Category 1 and Category 2, Success Factor Awards will be determined based upon the Company's achievement versus pre-established Company Performance Objectives which exceed the Target Performance Objectives.


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          For the initial Performance Cycle, the Success Factor Performance
          Objectives will be weighted as follows in determining the Success Factor Award:

          Success Factor Performance Objective     Weighting Factor
          ------------------------------------     ----------------
                      Company ROTC                       33.3%
                      Company EPS                        33.3%
                      Company CEVA                       33.3%

          In subsequent Performance Cycles, the Committee will select one or more Performance Objectives and weightings to determine such Target Awards.

          (c)  Achievement Factor

          At the beginning of each Performance Cycle, the Committee will establish two levels of Success Factor Performance Objectives which are in excess of the Target Performance Objectives.

          If the Company's performance is between the Target Performance Objective and the first level Success Factor Performance Objective, then the Achievement Factor for that Success Factor Performance Objective will be between 0% and 50%. The Achievement Factor for performance between the Target Performance Objective and the first level Success Factor Performance Objective will be linearly interpolated.

          If the Company's performance is between the first level Success Factor Performance Objective and the second level Success Factor Performance Objective then the Achievement Factor for that Success Factor Performance Objective will be between 50% and 100%. The Achievement Factor for performance between the first level Success Factor Performance Objective and the second level Success Factor Performance Objective will be linearly interpolated.

          (d) Measurement Process

          For the initial Performance Cycle, the measurement of Company Success Factor Performance Objectives will be based upon performance during the final year of the Performance Cycle, except for Company CEVA which will be measured at the end of each year of the Cycle and totaled at the end of the Cycle. For subsequent Performance Cycles, performance measurement may be based upon different criteria (e.g., average performance during the Cycle) at the discretion of the Committee.

     (5)  Discretionary Pool Participation

          A Discretionary Pool will be available for each Performance Cycle to provide the opportunity for Participants (other than those Participants whose Target Award is 80%) who have achieved exceptional performance to earn more than the Target Award plus the Success Factor Award, or for individuals who are not selected to be Participants in the Plan but who have made significant contributions to the achievement of Performance Objectives to earn cash payments. A "target" Discretionary Pool will be determined by the Committee prior to the beginning of each Performance Cycle. The actual Discretionary Pool made available will be determined by the Committee at the end of the Performance Cycle and may exceed or fall below the "target" Pool based upon the Committee's assessment of (i) overall Company performance during the Cycle and (ii) the performance of the individual Business Units.

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          The actual Discretionary Pool approved by the Committee will be allocated among individuals recommended by the Chief Executive Officer and approved by the Committee; provided, however, that Participants whose Target Award is 80% will not be eligible for participation in the Discretionary Pool. No payments will be made from the Discretionary Pool unless at least one of the Company threshold Target Performance Objectives (i.e., 80% of the Target Performance Objective) for the Performance Cycle has been met.

     (6)  Deferral of Bonus

          A Participant may elect to defer receipt of the award under the deferred compensation plans offered by the Company, in accordance with the terms of such plans.

5.   NEW PARTICIPANTS

New Participants may be added to the Plan at any time at the discretion of the Committee. The Award opportunity of a new Participant will be prorated for each Performance Cycle based on the number of months of participation in the Plan divided by 36. Notwithstanding the above, an individual must participate in the Plan for at least 12 months during any Performance Cycle to be eligible to receive a deferred cash incentive Award for that Cycle.

6.   TERMINATION OF SERVICE

If a Participant terminates Service with the Company prior to the end of a Performance Cycle due to voluntary termination or termination for Cause, the Participant will not receive any deferred cash incentive Award for that Performance Cycle.

Upon a Termination of Service during a Performance Cycle due to death or Disability, a Participant's deferred cash incentive Award opportunity for that Cycle will be prorated by dividing the number of full months of participation in the Cycle by thirty-six (36).

If a Participant's Service is terminated involuntarily without Cause prior to the completion of a Performance Cycle, the Participant will be entitled to receive the following percentage of his or her earned deferred cash incentive Award for the Cycle:

            If Termination Occurs Between                % of Earned
             X Months From Start of Cycle             Award to be Paid
            -----------------------------             ----------------
                    0 - 27 Months                             0%
                    27 - 36 Months                         33 1/3%


Upon a Termination of Service due to Retirement prior to the completion of a Performance Cycle, the Participant will be entitled to receive the following percentage of his or her earned deferred cash incentive Award for the Cycle:


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              If Termination Occurs Between                % of Earned

               X Months From Start of Cycle             Award to be Paid
               ----------------------------             ----------------
                       0 - 3 Months                            0%
                      3 - 12 Months                          33 1/3%
                      12 - 15 Months                           50%
                      15 - 24 Months                         66 2/3%
                      24 - 27 Months                     Prorate to 100%
                      27 - 36 Months                          100%


7.   PAYMENT OF EARNED DEFERRED CASH INCENTIVE

Earned Awards under the Plan (net of any applicable taxes) will be paid in cash as soon as possible following the determination of Company and Business Unit performance for the Performance Cycle. Upon the death of a Participant, the Committee may elect to provide early payment in order to facilitate the settlement of the Participant's estate.

8.   TRANSFERS

Upon a Transfer prior to the completion of a Performance Cycle, the Participant will earn his or her deferred cash incentive Award for the Cycle based on his or her old and/or new positions, as follows:

         If Transfer Occurs Between
        X Months from Start of Cycle        Award Earned in Old/New Position
        ----------------------------        --------------------------------
                0 - 6 Months                      100% in new position
               6 - 30 Months             Prorated between old and new positions
              30 - 36 Months                     100% in old position


9.   PLAN ADMINISTRATION

A.   General Administration

The Committee will administer the Plan, and will interpret the provisions of the Plan. The interpretation and application of these terms by the Committee shall be binding and conclusive. The Committee's authority will include, but is not limited to:

     o    The selection of Participants;

     o The establishment and modification of performance measures, Performance Objectives and weighting of objectives;

     o    The determination of performance results and Awards;

     o Exceptions to the provisions of the Plan made in good faith and for the benefit of the Company.

B.   Amendment, Suspension or Termination of the Plan

The Committee may amend, suspend or terminate the Plan, whole or in part, at any time, if, in the sole judgment of the Committee, such action is in the best interests of the Company. Notwithstanding the

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above, any such amendment, suspension or termination must be prospective in that it may not deprive Participants of that which they otherwise would have received under the Plan for the current Performance Cycle(s) had the Plan not been amended, suspended or terminated.

C.   Designation of Beneficiaries

Each Participant shall have the right at any time to designate any person or persons as beneficiary(ies) to whom any cash payments earned under the Plan shall be made in the event of the Participant's death prior to the distribution of all benefits due the Participant under the Plan. Each beneficiary designation shall be effective only when filed in writing with the Company during the Participant's lifetime.

The filing of a new Beneficiary Designation Form will cancel all designations previously filed. Any finalized divorce or marriage (other than a common law marriage) of a Participant subsequent to the date of filing of a Beneficiary Designation Form shall revoke such designation unless:

     o In the case of divorce, the previous spouse was not designated as beneficiary, and

     o In the case of marriage, the Participant's new spouse had previously been designated as beneficiary.

The spouse of a married Participant shall join in any designation of a beneficiary other than the spouse on a form prescribed by the Committee.

If a Participant fails to designate a beneficiary as provided for above, or if the beneficiary designation is revoked by marriage, divorce or otherwise without execution of a new designation, then the Committee shall direct the distribution of Plan benefits to the Participant's estate.

10.  CHANGE OF CONTROL

A. Upon a Change of Control, each Participant shall receive a cash payment equal to his or her Target Award under the deferred cash incentive portion of the Plan for each Performance Cycle that begins on or before the date of the Change of Control and ends after the date of the Change of Control, based on the Participant's annual base salary rate in effect at the time of the Change of Control.

B. Following a Change of Control, each Participant shall continue to be entitled to receive payments under the Plan for each Performance Cycle that begins on or before the date of the Change of Control and ends after the date of the Change of Control, as earned in accordance with the terms of the Plan, to the extent such Participant has not already received such payment for that Performance Cycle pursuant to paragraph (A) of this Section 10.

11.  MISCELLANEOUS PROVISIONS

A.   Unsecured Status of Claim

Participants and their beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any specific property or assets of the Company. No assets of the Company shall be

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held under any trust for the benefit of Participants, their beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfillment of the Company's obligations under the Plan.

Any and all of the Company's assets shall be, and shall remain, the general unpledged and unrestricted assets of the Company. The Company's obligations under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay benefits in the future.

B.   Employment Not Guaranteed

Nothing contained in the Plan nor any action taken in the administration of the Plan shall be construed as a contract of employment or as giving a Participant any right to be retained in the Service of the Company.

C.   Right of Offset

If a Participant becomes entitled to a payment under the Plan, and if at such time the Participant has outstanding any debt, obligation or other liability representing any amount owing to the Company, then the Company may offset such amount against the amount of the payment otherwise due the Participant under the Plan.

D.       Nonassignability

No person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey, in advance of actual receipt, the benefits, if any, payable under the Plan, or any part thereof, or any interest therein, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No portion of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, lien or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of the Participant's or any other person's bankruptcy or insolvency. Any such transfer or attempted transfer in violation of the preceding provisions shall be null and void.

E.   Validity

In the event that any provision of the Plan is held to be invalid, void or unenforceable, the same shall not effect, in any respect whatsoever, the validity of any other provision of the Plan.

F.   Withholding-Tax

The Company shall withhold from all benefits due under the Plan an amount sufficient to satisfy any federal, state and local tax withholding requirements.

G.   Applicable Law

The Plan shall be governed in accordance with the laws of the State of Delaware.

H.   Inurement of Rights and Obligations

The rights and obligations under the Plan shall inure to the benefit of, and shall be binding upon the Company, its successors and assigns, and the Participants and their beneficiaries.

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